NEWS RELEASE

NAKED BRAND GROUP INC. ANNOUNCES
RESIGNATION OF CHIEF FINANCIAL OFFICER WHO
WILL REMAIN ON THE BOARD OF DIRECTORS

Vancouver, BC, December 2, 2013 –Naked Brand Group Inc. (“Naked” or the “Company”) (OTCQB:NAKD), announces that Alex McAulay, its chief financial officer, secretary and treasurer, has resigned effective November 29, 2013. Mr. McAulay will continue to serve as a director of the Company, where he will continue to support Naked’s development in a corporate governance capacity. Joel Primus, the Company’s president and chief executive officer, will serve as interim chief financial officer and as secretary and treasurer.

“We would like to thank Alex for his tireless efforts in helping the Company grow to where it is today and we’re very excited about this next chapter for Naked. This change comes at an opportune time for Naked as the Company will be splitting Mr. McAulay’s former role into a chief financial officer position and a separate chief operating officer position. The Company is using its extensive network to conduct searches for both positions,” said Naked CEO, Joel Primus.

For more information, please contact:
Joel Primus, President & CEO
Toll Free: 1-877-592-4767
Email: joel@thenakedshop.com
www.thenakedshop.com